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                                                                    Exhibit 10.2
                                PROMISSORY NOTE


1. For value received, the undersigned ("Borrower") promises to pay to Greenleaf Capital, Inc. ("Lender"), 3505 Greenleaf Blvd., Kalamazoo, Michigan, the principal amount of up to Eleven Million Dollars ($11,000,000) and interest computed on the basis of a 360-day year for the actual number of days elapsed on the unpaid principal balance at a rate per annum of 11.3% until maturity and 11.3% after maturity. From time to time such interest rate shall be reviewed by Greenleaf and the Company and adjusted if appropriate through mutual agreement.

2. INSTALLMENT PAYMENT. The principal of and interest on this note shall be paid in installments beginning August 12, 1999 and on the 12th day of each succeeding month until June 12, 2004, at which time the remaining balance of principal and interest shall be paid in full. Each installment shall be in an amount equal to a sum that allows for the principal to be repaid over a 15 year amortization period plus interest accrued at the above rate on the average outstanding principal outstanding for the previous 30 day period.

3. EXPENSES. Borrower shall reimburse Lender for all out-of-pocket expenses that Lender incurs in connection with making the loan evidenced by this note and any renewals, extensions, or modifications and with taking any security for it, including without limitation filing and recording fees, attorney fees, and expenses, and costs of credit reports, surveys, appraisals, title work, and mortgagee's title insurance.

4. LINE OF CREDIT. The principal of this note may be borrowed, repaid, and reborrowed by Borrower from time to time, provided that Lender enters into a written agreement with Borrower providing for such action. Lender's records shall be prima facie evidence of all loans and repayments and of the indebtedness outstanding under this note at any time. Unless Lender has otherwise agreed in writing, Lender is not obligated to extend any further loan to Borrower under this note, and any loan extension shall be made in Lender's sole discretion.

5. PREPAYMENTS. Borrower may prepay all or part of the principal of this note at any time. Any partial prepayment will be applied to the installment or installments last falling due under this note, and a partial prepayment shall not affect the amount or time of payment of succeeding required installments.

6. SECURITY. This note and all obligations of Borrower under it are secured by a certain Security Agreement of loan date herewith given by Borrower to Lender and all security agreements, guaranties, mortgages, pledge


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     agreements, assignments, and all other agreements and instruments that have been or in the future are given by any Borrower or any third party to Lender ("security document(s)") including, but not limited to, security documents given in connection with or referred to in any prior promissory notes given to Lender by any Borrower and security documents that secure any present or future guaranty of all or part of the indebtedness evidenced by this note. Lender shall have all of the rights and powers set forth in the security document(s) and in any other written agreements that have been or in the future are given to Lender by Borrower, as though they were fully set forth in this note. As additional security for the payment of Borrower's obligations under this note, Borrower grants to Lender a security interest in all tangible and intangible property of Borrower now or in the future in the possession of Lender.

7. DEFAULT AND ACCELERATION. Each of the following shall be an event of default under this note:
     a. a default in the payment of any installment of principal or interest under this note or of any late charge or out-of-pocket expense that Borrower at any time owes to the holder of this note or in the payment of any other indebtedness or obligation that Borrower now or in the future owes to the holder, as and when it shall be or become due and payable;
     b. a default in the performance of any other obligation to Lender under this note, or any security document, or any other agreement that has been or in the future is entered into between Borrower and Lender;
     c. any warranty or representation made to Lender by Borrower or by any Guarantor of all or part of the indebtedness evidenced by this note ("Guarantor"), in any security document or in any financial statement or other document given to Lender, was false in any material respect;
     d. Borrower or any Guarantor or any of Borrower's or Guarantor's partners (if any Borrower or Guarantor is a partnership), dies, dissolves, becomes insolvent, or makes an assignment for the benefit of lenders;

     On the occurrence of any event of default, all or any part of the indebtedness and all or any part of all other indebtedness evidenced by this note and obligation then owing by Borrower to the holder shall, at the option of the holder, become immediately due and payable without notice or demand. If a voluntary or involuntary case in bankruptcy, receivership, or insolvency is at any time be begun by or against Borrower, or if any levy, writ of attachment, garnishment, execution, or similar process is issued against or placed upon any property of Borrower, then all such indebtedness shall automatically become immediately due and payable. All or any part of the indebtedness evidenced by this note also may become, or may be declared to be, immediately due and payable under the terms and conditions contained in any security document or other

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     agreement that has been or in the future is entered into between Borrower and the holder of this note.

8. PLACE AND APPLICATION OF PAYMENTS. Each payment on this note shall be made at Lender's address set forth above or any other place that the holder directs in writing. Any payment on this note shall be applied in the following order: first to any expenses (including expenses of collection) then due and payable to Lender under this note, second to any unpaid late charges, third to any applicable prepayment premium, fourth to any accrued and unpaid interest, and fifth to the unpaid principal balance. If Borrower at any time owes the holder of this note any indebtedness or obligation in addition to the indebtedness evidenced by this note, and if any indebtedness owed by Borrower to the holder is then in default, then Borrower shall have no right to direct or designate the particular indebtedness or obligation on which any payment made by or collected from Borrower or other security shall be applied. Borrower waives any such right and agrees that the manner of application of any such payment, as between or among such indebtedness and obligations, shall be determined solely by the holder.

9. SETOFF. The holder of this note shall have the right at any time to set off any indebtedness that Lender then owes to Borrower against any indebtedness evidenced by this note that is then due and payable.

10. REMEDIES. The holder of this note shall have all rights and remedies provided by law and by agreement of any Borrower. Any requirement of reasonable notice with respect to any sale or other disposition of collateral shall be met if the holder sends the notice at least ten days before the date of sale or other disposition. Borrower shall reimburse the holder for all expenses, including reasonable attorney fees and legal expenses, that the holder pays or incurs in protecting and enforcing the rights of and obligations to the holder under any provision of this note or any security document.

11. WAIVERS. No delay by the holder of this note shall be a waiver of the exercise of any right or remedy. No single or partial exercise by the holder of any right or remedy shall preclude any other or future exercise of that or any other right or remedy. No waiver by the holder of any default or of any provision of this note shall be effective unless it is in writing and signed by the holder. No waiver of any right or remedy on one occasion shall be a waiver of that right or remedy on any future occasion.

         Borrower waives demand for payment, presentment, notice of dishonor, and protest of this note, waives all defenses based on suretyship or impairment of collateral, and consents to any extension or postponement of time of its payment, to any substitution, exchange, or release of all or any part of any security given to secure this note, to the addition of any party, and to the release, discharge, waiver, modification, or suspension of any rights and remedies against any person who may be liable for the indebtedness evidenced by this note.


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12.  GENERAL. Each of the persons signing below as Borrower is primarily liable on this note and (a) receipt of value by any one of them constitutes receipt of value by both or all of them; (b) their liability on this note is joint and several; and (c) the term Borrower means each of them and all of them. In this note, MATURITY means the time when the entire remaining unpaid principal balance shall be or shall become due and payable for any reason, including acceleration as provided in paragraph 7.

13. APPLICABLE LAW AND JURISDICTION. This note shall be governed by and interpreted according to the laws of the state of Michigan without giving effect to conflict-of-laws principles. Borrower irrevocably agrees and consents that any action against Borrower to collect or enforce this note may be brought in any state or federal court that has subject matter jurisdiction and is located in, or whose district includes Kalamazoo County, Michigan, and that any such court shall have personal jurisdiction over Borrower for purposes of such action.

     LENDER AND BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVE ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ("CLAIM") THAT IS BASED UPON, ARISES OUT OF, OR RELATES TO THIS NOTE OR THE INDEBTEDNESS EVIDENCED BY IT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED UPON, ARISING OUT OF, OR RELATING TO ANY ACTION OR INACTION OF LENDER IN CONNECTION WITH ANY ACCELERATION, ENFORCEMENT, OR COLLECTION OF THIS NOTE OR SUCH INDEBTEDNESS.




BORROWER                                    LENDER
SOFTECH, INC.                               GREENLEAF CAPITAL, INC.


By: /s/ Joseph P. Mullaney                  By: /s/ William Johnston
   -----------------------                     ------------------------
        Joseph P. Mullaney                          William Johnston

Its: President                              Its: President
    ----------------------                      -----------------------
Date:                                       Date:
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